Exhibit 99.1

Kirin International Holding, Inc. Completes $2,000,000 Private Placement Valuing KIRI.OB at $100,000,000
Xingtai's Largest Private Real Estate Developer Expands Shareholder Base, Plans Further Third Tier City Growth

BEIJING and NEW YORK, July 18, 2011 /PRNewswire/ -- Kirin International Holding, Inc. ("Kirin," the "Company," and KIRI.OB), the largest private developer of residential mixed-use properties in Xingtai, North China's oldest city, announced that it has completed a $2,000,000 private placement of its common shares and warrants effective July 15, 2011.

The Company closed the private placement (the "Offering") of 100,000 investment units (the "Units"), valuing Kirin at $100,000,000. The Units consist of an aggregate of 400,000 shares of the Company's common stock, Series A Warrants to purchase an aggregate of 100,000 shares of common stock with an exercise price of $6.25 and Series B Warrants to purchase an aggregate of 100,000 shares of common stock with an exercise price of $7.50. The Units were sold for gross proceeds of $2,000,000 to the Company with Hunter Wise Securities, LLC as the exclusive placement agent. The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission describing in more detail the terms of the Offering.

"We are pleased to enlarge our shareholder base through the Offering and our U.S. listing, as Kirin expands outside our home market of Xingtai and into the Bohai Bay area," said Kirin CEO Longlin Hu.

Kirin's projects are currently concentrated in the southern area of Hebei Province of the PRC, primarily in the city of Xingtai, approximately three hours south of Beijing, and nearby regions. Kirin's real estate developments target first-time, owner-occupied homebuyers consisting primarily of young urban professional families and middle class clients. According to Kirin, approximately half of Kirin's homebuyers pay cash for their housing units and another quarter of their purchasers make 50% down payments.

Kirin's estimated average selling prices for the Kirin Bay and No. 79 Courtyard projects range from USD$70 to USD$86 per SF, compared to prices in Beijing and Shanghai that have reached as high as USD$350 to USD$500 per SF. The Company's home market of Xingtai demonstrates the real estate development potential of China's Third Tier cities: continued urban migration, a balanced and growing economy, the need for trade up housing from an emerging middle class eager and willing to improve itself economically, and much greater relative affordability than the PRC's First Tier and megacities.

In addition to its projects in Xingtai, Kirin China has started gaining knowledge on property conditions and related land and development approval procedures in Shijiazhuang of Hebei Province and in Dezhou and Tai'an of Shandong Province, and the suburban area of Tianjin, all adjacent to the recently-opened Beijing-to-Shanghai high-speed rail corridor.

CONTACT:

Ms. Cindy Zheng, CFO, Kirin International Holding, Inc.
cindyzheng@hotmail.com
+86 186 1025 7686

Mr. Dan McClory, Managing Director, Hunter Wise Financial Group, LLC
dmcclory@hunterwise.com
+1 949 732 4102

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are based upon the current plans, estimates and projections of Kirin's management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

Such statements include, among others, the impact of the Offering on Kirin's business and operations and the ability of Kirin to fulfill its obligations thereunder; those concerning market and industry segment growth and demand for Kirin's communities; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China, as well as all assumptions, expectations, predictions, intentions or beliefs about future events.

Therefore, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The following factors, among others, could cause the Company's actual results to differ materially from those anticipated in such forward-looking statements: business conditions in China, general economic conditions; geopolitical events and regulatory changes, availability of capital, the Company's ability to maintain its competitive position and dependence on key management and other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

SOURCE Kirin International Holding, Inc.